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                                                                      EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-37059 and No. 333-42035) pertaining to the Hadron, Inc. 1994 Stock Option Plan, As Amended and the Hadron, Inc. 1997 Employee Stock Purchase Plan of our report dated August 25, 2000 with respect to the consolidated financial statements of Hadron, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

                                        /s/ Ernst & Young LLP


McLean, Virginia
September 22, 2000